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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                --------------

                                   FORM 8-K
                                --------------


                                Current report


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 26, 2006


                    PERFORMANCE TECHNOLOGIES, INCORPORATED

                        Commission file number 0-27460


            Incorporated pursuant to the Laws of the State of Delaware


       Internal Revenue Service - Employer Identification No. 16-1158413


                205 Indigo Creek Drive, Rochester, New York 14626


                                (585)256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 26, 2006, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter ending September 30, 2006. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on October 26, 2006.


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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                     PERFORMANCE TECHNOLOGIES, INCORPORATED

October 31, 2006                By  /s/ John M. Slusser
                                    ---------------------------------
                                        John M. Slusser
                                        Chairman of the Board,
                                        Interim President and
                                        Chief Executive Officer

October 31, 2006                By  /s/ Dorrance W. Lamb
                                    ---------------------------------
                                        Dorrance W. Lamb
                                        Chief Financial Officer and
                                        Senior Vice President of Finance

                                                                    Exhibit 99.1


For more information contact:
Dorrance W. Lamb
SVP and Chief Financial Officer
Performance Technologies
585-256-0200 ext. 7276
http://www.pt.com
finance@pt.com
--------------

                      Performance Technologies Announces
                     Third Quarter 2006 Financial Results


ROCHESTER, NY - October 26, 2006 -- Performance Technologies, Inc. (Nasdaq:
PTIX), a leading developer of communications platform products for the telecommunications, defense and homeland security, and commercial markets, today announced its financial results for the third quarter 2006.

Financial Information

Revenue in the third quarter 2006 amounted to $10.8 million, compared to $12.3 million in the third quarter 2005. Revenue for the nine months ended September 30, 2006 amounted to $36.0 million, compared to $36.3 million during the corresponding period in 2005.

Net loss for the third quarter 2006 amounted to $.4 million, or $.03 per basic share, including restructuring charges related to a facility closing and severance costs of $.8 million, or $.06 per basic share, stock compensation expense amounting to $.2 million, or $.02 per basic share, and discrete income tax benefits amounting to $.3 million, or $.03 per basic share, based on 13.3 million shares outstanding. Net income for the third quarter 2005 amounted to $.9 million, or $.07 per diluted share, including restructuring charges related to centralization efforts amounting to $.1 million, or $.00 per diluted share, based on 13.1 million shares outstanding.

Net income for the nine months ended September 30, 2006 amounted to $.2 million, or $.02 per diluted share, including restructuring charges related to facility closings and severance costs amounting to $1.8 million, or $.10 per diluted share, a charge for non-compliant "RoHS" inventory amounting to $.8 million, or $.05 per diluted share, stock compensation expense of $.5 million, or $.03 per diluted share, and discrete income tax benefits amounting to $.4 million, or $.03 per diluted share, based on 13.3 million shares outstanding. Net income for the nine months ended September 30, 2005 amounted to $2.2 million, or $.17 per diluted share, including restructuring charges related to centralization efforts amounting to $.2 million, or $.01 per diluted share, based on 13.1 million shares outstanding.

In September 2006, the Company completed the relocation of its engineering center in San Luis Obispo, California to a smaller, less expensive facility located in the same city and instituted a 3% company-wide reduction-in-force. In May 2006, the Company closed its engineering center in Norwood, Massachusetts and absorbed its voice technology operations into other Company locations. The Company recorded restructuring charges primarily related to these actions amounting to $.8 million, or $.06 per basic share, and $1.8 million, or $.10 per diluted share, in the third quarter and in the first nine months of 2006, respectively.

Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), "Share-Based Payment" to account for stock-based compensation. Under this accounting standard, the Company is required to recognize and record compensation expense related to the granting of stock options. The Company recorded stock compensation expense of $.2 million, or $.02 per basic share, and $.5 million, or $.03 per diluted share, in the third quarter and in the first nine months of 2006, respectively.

At September 30, 2006, cash and investments amounted to $35.2 million, or approximately $2.66 per share, and the Company had no long-term debt.

Business Overview

The following contains forward-looking statements within the meaning of the Securities Act of 1933 and Securities Exchange Act of 1934 and is subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The Company is a leading developer of platforms, blades and software solutions for the communications market. It targets three vertical markets: telecommunications, defense and homeland security, and commercial. Of the three vertical markets served, telecommunications is the largest and represents approximately 80% of the Company's business. An approximate breakdown of telecommunications applications utilizing the Company's products is as follows:
Voice-over-IP (VoIP) represents 40%, wireless infrastructure represents 40%, and the remaining 20% is spread across IP multimedia and other applications.

The telecommunications market served by the Company depends upon carrier spending to upgrade network infrastructure to next-generation equipment. During the third quarter 2006, investments by U.S. wireless carriers in third generation mobile networks continued to be selective and this trend adversely impacted the Company's revenue. The Company's largest customer during the first nine months of 2006 sells directly into the U.S. wireless market, and third quarter shipments to this customer amounted to $.8 million, compared to $2.2 million in the preceding quarter and $3.0 million in the comparable quarter in 2005. The third quarter revenue shortfall was also attributable to several signaling customers in North America and Europe that delayed product deployments beyond the third quarter. Management believes these deployment delays are customer specific, rather than due to any lack of demand for the Company's signaling products.

The Company's goal is to drive sustained and profitable revenue growth. A company-wide transformation began in early 2006, which management believes will establish the foundation upon which the Company can reach its growth goals. This transformation is balancing the Company's traditional engineering and technology focus with a stronger emphasis on sales and marketing. Management believes that its current products and product pipeline can support a substantially higher revenue base. With the new sales organization leadership now in place, and changes and expansion of the sales organization virtually completed, management expects to replicate key customer sales successes and aggressively pursue new sales opportunities as the basis for the Company's future growth.

On October 13, 2006, Michael P. Skarzynski resigned as president, chief executive officer and as a member of the Board of Directors, for personal reasons. Mr. Skarzynski's resignation was accepted by the Company on October 13, 2006, and the Company's current chairman, John M. Slusser, was appointed to serve as interim president and chief executive officer until a successor can be found. During the transition period, Mr. Slusser will continue in his role as chairman. The Board of Directors has established an Executive Transition Committee, which will oversee the process through which a new chief executive officer will be selected.

"We are disappointed in the Company's third quarter financial results," said John Slusser, interim president and chief executive officer. "Several third quarter shipments did not occur as anticipated and we continue to be affected by changes in customer product and program deployment schedules. Despite these conditions, we remain optimistic about the future course of our business and the initiatives that we have put in place to achieve our goals. It is anticipated that the recent transformation of our sales organization will begin to gain the traction needed to accelerate the Company's sales and earnings performance moving forward."

Guidance

During weak or uncertain economic periods, the Company's visibility of customer orders is limited, which frequently causes delays in the placement of orders. These factors often result in a substantial portion of the Company's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Forward-looking visibility of customer orders continues to be very limited.

The Company provides guidance only on earnings per share expected in the next quarter. In the fourth quarter, the Company expects to realize an income tax rate benefit as a result of benefits derived from the Company's international operations, tax-exempt interest and foreign sales. With these income tax benefits, management expects diluted earnings per share in the fourth quarter to be between $.04 to $.07. Earnings per share guidance for the fourth quarter excludes restructuring charges, stock compensation expense and discrete income tax items. Stock compensation expense is expected to be approximately $.1 million in the fourth quarter 2006, excluding any stock options granted during the quarter.

The Company works closely with customers to incorporate its platforms, blades and software solutions into their product designs. Such "design wins" have been a useful metric for management to judge the Company's product acceptance in its marketplace. Design wins, if successfully implemented by our customers, reach production volumes at varying rates, generally beginning twelve to eighteen months after the design win occurs. A variety of risks such as schedule delays, cancellations, changes in customer markets and economic conditions can adversely affect a design win before production is reached or during deployment. In addition, the targeting of higher revenue major accounts, as one element of our 2006 sales organization transformation, may lower the total number of design wins reported in the future, although management expects such design wins will generate higher value design wins.

During the third quarter 2006, the Company realized two design wins for its Advanced Managed Platform(TM) products. Each design win is expected to generate at least $0.5 million of annualized revenue when reaching production volumes.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's periodic reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

About Performance Technologies

Performance Technologies (Nasdaq: PTIX) develops platform products for the world's evolving communications infrastructure. The Company's broad customer base includes global technology companies in the telecommunications, defense and homeland security, and commercial markets. Serving the industry for 25 years, the Company's complete line of embedded and system-level products enables equipment manufacturers and service providers to offer highly available and fully-managed systems with time-to-market, performance and cost advantages.

Performance Technologies is headquartered in Rochester, New York. Additional engineering facilities are located in San Diego and San Luis Obispo, California; and Kanata, Ontario in Canada. For more information, visit http://www.pt.com.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results can differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins and obtaining orders as a result, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing capacity and arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to investments and foreign regulations. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2005, as reported in its Annual Report on Form 10-K, and other documents filed by the Company with the Securities and Exchange Commission.

                                    ###

A conference call will be held on Friday, October 27, 2006 at 10:00 a.m. New York time to discuss the Company's financial performance for the third quarter 2006. All institutional investors can participate in the conference by dialing
(866) 250-5144 or (416) 849-6163. The conference call will be available simultaneously for all other investors at (866) 500-7713 or (416) 849-2692. A digital recording of the call may be accessed immediately at the completion of the conference from October 27 through October 31, 2006. Participants should dial (866) 245-6755, or (416) 915-1035 using passcode 315886 to gain access to the recording. A live Webcast of the conference call will be available on the Performance Technologies Web site at www.pt.com and will be archived to the site within two hours after the completion of the call.

          PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (unaudited)

                                  ASSETS

                                          September 30,        December 31,
                                               2006                2005
                                       ------------------   -----------------
Current assets:
  Cash and cash equivalents                $11,793,000         $11,803,000
  Investments                               23,425,000          21,150,000
  Accounts receivable                        8,189,000           9,523,000
  Inventories                                6,989,000           7,148,000
  Prepaid income taxes                          44,000
  Prepaid expenses and other assets            405,000             470,000
  Deferred taxes                             3,609,000           3,272,000
                                       ------------------   -----------------
       Total current assets                 54,454,000          53,366,000

Property, equipment and improvements         2,286,000           2,004,000
Software development costs                   3,383,000           3,182,000
Investment in unconsolidated company           248,000             248,000
Goodwill                                     4,143,000           4,143,000
                                       ------------------   -----------------
       Total assets                        $64,514,000         $62,943,000
                                       ==================   =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                         $ 1,438,000         $ 1,836,000
  Income taxes payable                                             244,000
  Accrued expenses                           4,956,000           4,438,000
                                       ------------------   -----------------
       Total current liabilities             6,394,000           6,518,000

Deferred taxes                               1,252,000           1,138,000
                                       ------------------   -----------------
       Total liabilities                     7,646,000           7,656,000
                                       ------------------   -----------------
Stockholders' equity:
  Preferred stock
  Common stock                                 133,000             133,000
  Additional paid-in capital                14,642,000          13,903,000
  Retained earnings                         42,217,000          42,601,000
  Treasury stock                              (124,000)         (1,350,000)
                                       ------------------   -----------------
       Total stockholders' equity           56,868,000          55,287,000
                                       ------------------   -----------------
       Total liabilities and
        stockholders' equity               $64,514,000         $62,943,000
                                       ==================   =================

            PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
                                (unaudited)

                               Three Months Ended          Nine Months Ended
                                  September 30,               September 30,
                              2006          2005          2006          2005
                          ------------  ------------  ------------  ------------
Sales                      $10,828,000   $12,343,000   $36,048,000   $36,302,000
Cost of goods sold           5,615,000     6,153,000    17,715,000    18,531,000
Cost of goods sold -
 non RoHS inventory                                        801,000
                          ------------  ------------  ------------  ------------
Gross profit                 5,213,000     6,190,000    17,532,000    17,771,000
                          ------------  ------------  ------------  ------------
Operating expenses:
 Selling and marketing       1,581,000     1,342,000     4,404,000     4,187,000
 Research and development    2,561,000     2,677,000     8,342,000     7,550,000
 General and administrative  1,452,000     1,131,000     4,198,000     3,658,000
 Restructuring charges         792,000        53,000     1,786,000       249,000
                          ------------  ------------  ------------  ------------
  Total operating expenses   6,386,000     5,203,000    18,730,000    15,644,000
                          ------------  ------------  ------------  ------------
(Loss) income from
 operations                 (1,173,000)      987,000    (1,198,000)    2,127,000

Other income, net              385,000       333,000     1,090,000       958,000
                          ------------  ------------  ------------  ------------
(Loss) income before
 income taxes                 (788,000)    1,320,000      (108,000)    3,085,000

Income tax (benefit)
 provision                    (408,000)      383,000      (346,000)      895,000
                          ------------  ------------  ------------  ------------
  Net (loss) income        $  (380,000)  $   937,000   $   238,000   $ 2,190,000
                          ============  ============  ============  ============
Basic (loss) earnings
 per share                 $      (.03)  $       .07   $       .02   $       .17
                          ============  ============  ============  ============
Weighted average common
 shares                     13,252,000    12,872,000    13,178,000    12,848,000
                          ============  ============  ============  ============
Diluted (loss) earnings
 per share                 $      (.03)  $       .07   $       .02   $       .17
                          ============  ============  ============  ============
Weighted average common
 and common equivalent
 shares                     13,252,000    13,079,000    13,345,000    13,125,000
                          ============  ============  ============  ============